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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549





                                       FORM 8-K

                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  September 17, 1997

                         PACIFIC COAST APPAREL COMPANY, INC.

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                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         California                       0-28760               95-4536683
         ----------                       -------               ----------
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                                 IDENTIFICATION
                                                                   NUMBER)

    1620 S. Los Angeles Street
      Los Angeles, California                                  90015

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  (ADDRESS OF PRINCIPAL EXECUTIVE                            (ZIP CODE)
              OFFICES)





                                    (213) 748-9724

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             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On September 17, 1997, the registrant acquired the business and assets of Cotton Stuff, Inc., a California corporation, a designer and manufacturer of casual sportswear. The purchase price was $475,000, paid in cash, plus assumption of trade and other liabilities totaling approximately $80,000. The registrant also entered into a six-month employment agreement with Stuart Bryer, the former Cotton Stuff, Inc. chief executive officer, who will serve as the general manager of the registrant.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a) It is impractical to provide the required financial statements of the acquired business at this time. Such financial statements will be filed as soon as practicable, but not later than 60 days after the date of filing of this report on Form 8-K. .

    (b)  The PRO FORMA financial information that would be required pursuant to
Article XI of Regulation S-X is not available at the time of this filing because the preparation of such information at this time is impracticable. Such information will be filed as soon as practicable, but not later than 60 days after the date of filing of this report on Form 8-K. .

    (c)  EXHIBITS:


  EXHIBIT
    NO.                                     DESCRIPTION OF EXHIBITS
    ---                                     -----------------------

    2.1     Agreement and Bill of Sale for Purchase of Assets dated August 22,
            1997.

    2.2     Press Release dated September 17, 1997.


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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PACIFIC COAST APPAREL COMPANY, INC.,


Date:  September 29, 1997              By:
                                          ---------------------------------
                                          Terrence L. McGovern
                                          Chief Executive Officer



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